Park Center 6363 NW 6th Way, Suite #470 Fort Lauderdale Florida 33309 Main (954) 202-2775 Facsimile (954) 202-5882

March 24, 2006

Michael Nurse
SBD
2534 N Miami Avenue
Suite 2B
Miami, FL 33127

RE: Proposal to Lease at Business Plaza At Cypress Creek

Dear Michael:

We are happy to have the opportunity to accommodate your office requirement. As exclusive agent for the Landlord, please let this letter serve as a written proposal to continue to lease office space:

TENANT:	Siteworks Building & Development Co.

LOCATION:	6464 NW 5th Way
Ft. Lauderdale, FL 33309

USE:	Tenant’s use of the space shall be for general office.

DEMISED PREMISES:	Tenant shall lease as its “Premises” approximately 1,783 rentable square feet of space.

COMMENCEMENT
DATE:	May 1, 2006

TERM:	Three (3) years

BASE RENT YEAR ONE:	$13.00 per rentable square foot NNN
2.
3.
4.	ANNUAL BASE RENT

INCREASES:	4.5 % per year.

OPERATING EXPENSES
& REAL ESTATE TAXES:	Tenant to pay pro-rata share of all operating expenses and property taxes for the estimated to be $4.89 per rentable square foot per year for 2006.

ELECTRIC:	Tenant shall have separate electric meter and shall pay electric direct to supplier.

JANITORIAL:	Tenant shall be responsible for interior janitorial service.

ACCESS:	Tenant shall have access twenty-four (24) hours per day, seven (7) days per week, 52 weeks per year to the Premises, the Building and the parking facilities.

HEATING, VENTILATION
AND AIR CONDITIONING:	Tenant shall have independent split systems with separate control.

AGENCY DISCLOSURE:	This is to acknowledge that Codina Realty Services, Inc. represents the Landlord and is the only broker and shall be paid by Landlord per separate agreement.

This letter constitutes only an expression of interest and shall not constitute a binding agreement between the signatories to consummate the transaction discussed herein. This letter is non-binding and is merely a reflection of the parties’ understanding of some of the general terms of the proposed lease transactions and upon which understanding the parties are willing to proceed with further discussions and negotiations, and can be revised or withdrawn at any time.

Sincerely,
AGREED TO BY: (TENANT)

Codina Realty Services, Inc.	BY:______________________________________
(Signature) (Date)

Carlo DiGiorgio
Associate	Ss/ Carl M Nurse (Print Name)
It’s:___CEO____________________
(Print Title)